77C

On November 15, 2005 a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Trustees of Legg Mason Partner Funds. The following tables provide the number of votes cast for, against or witheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

1.  Approval of New Management Agreement

Fund Name         Votes For    Votes Against     Abstentions   Broker Non-Votes

Legg Mason Partners
Variable Large Cap
Value Portfolio   13,670,372.185  258,701.103     606,723.162       0.00

Legg Mason Partners
Variable Large Cap
Growth Portfolio  25,401,706.57  340,106.99      904,455.03         0.00

Legg Mason Partners
Variable Mid Cap
Core Portfolio    7,850,506.152   141,232.635    303,474.232        0.00

Legg Mason Partners
Variable Aggressive
Growth Portfolio  72,040,450.79    1,572,564.12   2,469,981.89      0.00

Legg Mason Partners
Variable International
All Cap Growth
Portfolio        10,445,981.758   247,818.709      347,653.702      0.00

Legg Mason Partners
Variable Money
Market Portfolio 463,703,917.47   6,281,666.02    10,455,325.84     0.00

Legg Mason Partners
Variable Social
Awareness Stock
Portfolio        3,533,574.22      89,931.58        138,642.42      0.00

Legg Mason Partners
Variable High Income
Portfolio       34,372,243.657     342,426.397     1,363,878.024    0.00

Legg Mason Partners
Variable Adjustable
Rate Income Portfolio 3,493,345.84  8,819.280        137,784.22     0.00





2.  Election of Directors (a)
                                   Authority
                     Votes For     Withheld      Abstentions Broker Non-Votes
Robert A. Frankel 644,358,719.408  16,164,564.582    0.00          0.00
Michael Gellert   644,364,511.260  16,158,772.730    0.00          0.00
Rainer Greeven    644,620,846.258  15,902,437.742    0.00          0.00
R. Jay Gerken     644,284,458.802  16,238,825.188    0.00          0.00
Susan Heilborn    644,899,625.635  15,623,658.365    0.00          0.00

(a) Directors are elected by the shareholders of all the series of the Company of which the Fund is the series.